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                                                                    EXHIBIT 23.2


The Board of Trustees
Lockport Savings Bank


We consent to the use of our independent auditors' report dated January 17, 1997, on the consolidated financial statements of Lockport Savings Bank and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income and cash flows for each of the years in the three-year period ended December 31, 1996 included herein, and to the reference to our firm under the heading "Experts" in the prospectus.



                                          /s/ KPMG Peat Marwick LLP
                                          -------------------------------
                                          KPMG Peat Marwick LLP

Buffalo, New York
February 11, 1998